Exhibit 10.19

SECOND AMENDED AND RESTATED

PROMISSORY NOTE

$717,714.38	October 23, 2024

FOR VALUE RECEIVED, Full Glass - Winc, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of AMASS Brands Inc. (the “Lender”) (i) the principal sum of Seven Hundred Seventeen Thousand Seven hundred Fourteen and 38/100 Dollars ($717,714.38) (“Principal Amount”), in accordance with the terms set forth in this Note (this “Note”), and (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding, from the date hereof until such principal amounts become due, at the rate at the rate of eight percent (8.0%) per annum, and in accordance with the terms, indicated below.

This Note was originally issued pursuant to WINC DTC APA, and is the “Senior Note” referred to in the WINC DTC APA (“Original Note”).

The Original Note was amended and restated by that certain Amended and Restated Secured Promissory Note, dated as of February 29, 2024 (the “ARPN”).

This Note amends and restates in its entirety the ARPN effective as of the date of this Note. In addition to the terms hereof, this Note is subject to and governed by the terms of the WINC DTC APA.

Concurrent with the execution of this Note, Lender hereby waives any and all defaults and Events of Default, and any associated rights (including to default interest) existing on or prior to the Effective Date.

I.              The Loan. Subject to the terms and conditions hereof, the Lender made an advance available to the Borrower on the Original Effective Date, as provided in the WINC DTC APA (the “Loan”). The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, as modified in this Note, shall be immediately due and payable in full in immediately available funds on the Maturity Date.

II.            Terms of the Note.

(a)       Interest. Interest at the rate stated above shall be due and payable in arrears, on the date any principal of this Note is prepaid (or required to be prepaid). To the extent permitted by law, if any Event of Default occurs, this Note shall bear interest from the date such Event of Default occurs until such Event of Default is waived in writing, at a rate per annum equal to the interest rate in effect plus five percent (5.00)% per annum (the “Default Rate”). Interest at the Default Rate shall be payable on demand. All interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(b)       Evidence of Loan. This Note evidences the Loan.

(c)       Payments on Business Day. If any amount payable hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

(d)       Lender’s Office. Principal, interest and all other amounts due hereunder are payable in lawful money of the United States of America and in immediately available funds at the offices of the Lender located at its address as set forth on its signature page hereto, or at such other place as the Lender shall designate in writing to the Borrower from time to time. All payments under this Note will be made without setoff, counterclaim or other defense.

(e)       Payments. Borrower shall pay Lender, on the first Business Day of each month commencing on November 1, 2024 and through the Maturity Date $150,000 or if less the balance due, and continuing each on the first business day of each month thereafter until the Principal Amount is paid in full such payments, in each case, shall be applied and used to pay accrued and unpaid interest due on the Loan and then to the outstanding principal amount of the Loan. In addition to the payments set forth above, Borrower will make one payment of principal in the amount of $215,000.00 within one Business Day of the first funding of advances under the Bank Loan Facility following receipt by Western Alliance Bank of the Gordon Brothers appraisal or addendum to the existing appraisal in respect of the inventory purchased from Vintage Wine Estates, Inc. bankruptcy case No. 24-1157. The entire unpaid principal amount and all accrued and unpaid interest shall be due on the Maturity Date.

(f)       Optional Prepayments. The Borrower may, at its option and upon not less than three (3) Business Days’ prior written notice to the Lender (or such shorter time as Lender may agree), prepay the Loan, in whole at any time or in part from time to time, without penalty, subject to the payment of all accrued interest to the date of such prepayment on the amount prepaid, provided that each partial voluntary prepayment shall be in a principal amount equal to $ 100,000 or an integral multiple thereof, or the entire remaining balance. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment of the Loan.

 (g)       Use of Proceeds. The Loan is a portion of the WINC DTC Acquisition purchase price as amended in that certain Restatement Agreement, dated as of February 29, 2024, by and between Lender and Borrower (the “Restatement Agreement”).

 (h)       Offset and Indemnification. If at any time prior to payment in full of this Note by Borrower, Lender or any Seller incurs any obligations to Borrower, or any of its Affiliates or Representatives pursuant to Article VIII of the WINC DTC APA, Borrower has the right to offset and reduce the Unpaid Note Amount (as defined in the WINC DTC APA) in accordance with Section 8.5 of the WINC DTC APA.

III.           Definitions; Rules of Construction.

(a)       Capitalized terms used herein shall have the meaning as set forth in Exhibit A hereto or, if not so defined, in the WINC DTC APA. Capitalized terms used herein and not defined in Exhibit A or the WINC DTC APA shall have the meaning as defined in the UCC.

(b)       The rules of construction set forth in Exhibit A shall apply to any interpretation of this Note.

IV.          [Reserved].

V.            Representations. The Borrower represents and warrants to Lender as of the Effective Date as follows:

(a)       the Borrower has the legal capacity and right to execute, deliver and perform this Note and each other Note Document and the Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or its ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations;

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(b)       the execution, delivery and performance by the Borrower of this Note and each other Note Document does not contravene any law or any contractual restriction binding on or affecting the Borrower;

(c)       no Governmental Approval or other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Note Document;

(d)       this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e)     there is no pending or threatened action or proceeding affecting the Borrower before any Governmental Authority or arbitrator that (i) if adversely determined could reasonably be expected to have a Material Adverse Effect on Borrower, or (ii) relates to this Note or any of the other Note Documents or any transaction contemplated hereby or thereby; and

(f)       the Borrower is not liable with respect to any indebtedness for borrowed money other than the Subordinated Debt.

VI.           Covenants. So long as any Obligations shall remain outstanding, the Borrower shall:

(a)       not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness for borrowed money other than (i) indebtedness in favor of the Lender, (ii) the Subordinated Debt, (iii) the Shopify Capital credit, (iv) other indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed $250,000 at any time outstanding, (v) the Bank Facility, and (vi) any indebtedness constituting “Permitted Indebtedness” under the Bank Facility Loan Agreement;

(b)       [Reserved];

(c)       [Reserved];

 (d)         not pay any dividends or make any distribution, other than distributions not exceeding $100,000 in the aggregate for all such distributions and Tax Distributions.

(e)       not make any investments, other than Permitted Investments, unless approved in advance in writing by the Lender.

(f)       [Reserved];

(g)       [Reserved];

(h)       [Reserved];

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(i)       maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations;

(j)       comply in all material respects with all laws, ordinances and regulations to which it is subject, obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under this Note and the other Note Documents, including any grant of a security interest to Lender, and promptly provide copies of any such obtained Governmental Approvals to Lender;

(k)       Reporting. Deliver to Lender the following:

(1)       As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Lender;

(2)       Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower that could reasonably be expected to result in damages or costs to Borrower of, individually or in the aggregate, $25,000 or more;

(3)       [Reserved];

(4)       Prompt written notice of the occurrence of a Default or Event of Default;

(5)       Promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Note Documents as reasonably requested by Lender;

(6)       [Reserved];

(1)       permit, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, the right to audit and copy Borrower’s Books; provided that, such audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Lender shall determine is necessary;

(m)       [Reserved].

(n)       [Reserved].

(o)       [Reserved].

(p)       at the time that Borrower forms any Subsidiary or acquires any Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to this Note and the Note Documents to become a co-borrower hereunder (as determined by Lender in its sole discretion), together with documentation, all in form and substance satisfactory to Lender, (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender; and (c) provide to Lender all other documentation in form and substance satisfactory to Lender, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section shall be a Note Document;

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(q)       [Reserved];

(r)       not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non- affiliated Person;

(s)       not merge or consolidate with any other Person, or acquire all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person unless (i) the Borrower has received Lender’s prior written consent to consummate such merger or consolidation on terms that are in form and substance reasonably satisfactory to Lender, and (ii) no Event of Default has occurred and is continuing. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower;

(t)       not (i) become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Loan for that purpose; (ii)(A) fail to meet the minimum funding requirements of ERISA, (B) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (C) fail to comply with the Federal Fair Labor Standards Act or (D) violate any other law or regulation, if the foregoing subclauses (A) through (D), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations; or (iii) withdraw or permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority;

(u)       not (i) engage in any business other than the businesses currently engaged in by Borrower or a business reasonably related thereto; (ii) permit, allow or suffer to occur any Change in Control; or (iii) without at least 30 days prior written notice to Lender, (1) [reserved], (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization; and,

(v)       not, except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject, (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.

VII.         [Reserved].

VIII.       Events of Default.

(a)       If a Major Event of Default shall occur then the Lender may by written notice to the Borrower (i) terminate any commitments to make any further Loans (if any) and declare the then outstanding principal amount of this Note, and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts, shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, (ii) require that the Reduction Amount be reinstated and added to the then Principal Amount of the Note, and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Note Documents; provided, however, that upon the occurrence of any Event of Default described in clause (e) of the definition of “Event of Default”, without any notice to the Borrower or any other Person or any act by the Lender, all commitments to make any further Loans (if any) shall automatically terminate, all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Note and the other Note Documents, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. All proceeds received following any Event of Default hereunder shall be applied to this Note or any indebtedness arising hereunder or the other Obligations or in conjunction with this Note as the Lender shall determine in its sole and absolute discretion.

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(b)       In the case of an Event of Default that is not a Major Event of Default, regardless of any rights that might be available at law or in equity, Lender’s sole remedy is to apply the Default Rate to the outstanding unpaid principal balance of the Note.

IX.        Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any rights or obligations hereunder or any interest herein without the prior written consent of the Lender (any such assignment being null and void). The Lender may assign to one or more other entities all or a portion of its rights under this Note with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided, that (i) no such consent shall be required (x) during the continuance of an Event of Default or (y) for any assignments to any Affiliates or related funds of the Lender, and (ii) such consent shall have been deemed to have been given without the need for further action if the Borrower does not respond in writing to a request by the Lender for any such consent within five (5) days after receipt of such request from the Lender.

X.            [Reserved].

XI.          Miscellaneous.

(a)       All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, e-mailed or delivered to the Borrower at the address set forth next to the Borrower’s signature, or at such other address as may hereafter be specified by the Borrower to the Lender (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received at the address specified above, (ii) if e-mailed, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iii) if delivered, upon delivery.

(b)       No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)       Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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(d)       The Borrower hereby agrees to pay promptly after invoicing thereof all costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender’s rights, and the collection of all amounts due, hereunder. The obligations of the Borrower under this clause (d) shall survive the payment in full of this Note.

(e)       Notwithstanding anything to the contrary set forth in this Note, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Note. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section II, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount that the Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section XI(e), a court of competent jurisdiction shall finally determine that the Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Lender shall, to the extent permitted by applicable law, promptly apply such excess to the payment of other outstanding Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

(f)       The Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Note and the other Note Documents as collateral security to secure obligations of the Lender, Affiliates of the Lender or funds or accounts managed by the Lender or an Affiliate of the Lender.

(g)       The Borrower and Lender hereby (i) irrevocably submits to the nonexclusive jurisdiction of any Delaware State or Federal court sitting in Delaware in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court.

(h)       THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE BORROWER’S ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO, SUCH SERVICE TO BECOME EFFECTIVE 5 DAYS AFTER SUCH MAILING.

(i)       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(j)       THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

(k)       The Lender covenants and agrees that upon receipt of $550,000 repayment in respect of the ARPN: (i) this Note shall become effective, (ii) this Note will amend, restate, and supersede in its entirety the ARPN, (iii) the IP Security Agreement and any security interest that Lender may have had in any of Borrower’s property and assets shall automatically and without any further action of Borrower or Lender, terminate and be of no force and effect, (iv) the Borrower or its designee is hereby authorized to file UCC termination statements, and terminations of any trademark security interest filings with the U.S. Patent and Trademark Office in order to evidence the termination of all liens and security interests, and (v) Lender will, at the Borrower’s expense, execute and deliver such other documents as the Borrower, or its designee, may reasonably request in order to evidence the termination of the liens and security interests in the Borrower’s property or assets.

[SIGNATURE PAGE FOLLOWS]

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BORROWER:

FULL GLASS - WINC, LLC

By:	/s/ Louis A. Amoroso
Name:	Louis A. Amoroso
Title: Chief Executive Officer

Address:

[***]
Attn: Louis A. Amoroso
Email:	Louis@fullglass.wine

Signature Page to Promissory Note

Accepted and agreed:

AMASS BRANDS INC

/s/ Mark T. Lynn
Name: Mark T. Lynn
Title: Chief Executive Officer

Address:

AMASS Brands Inc
927 South Santa Fe Avenue
Los Angeles, California 90021
mark@amass.com

Signature Page to Promissory Note

EXHIBIT A

DEFINITIONS

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise.

“Bank Facility” means the credit accommodation made to Borrower pursuant to the terms of the Bank Facility Loan Agreement and any other credit accommodation arising as the result of a refinancing.

“Bank Facility Loan Agreement” means that certain Loan and Security Agreement, dated as the date of this Note, by and among Western Alliance Bank, as lender and Full Glass Wine Co., LLC, Full Glass - Licensing LLC, Full Glass - Winc, LLC, Full Glass - Wine Insiders, LLC, Full Glass Bright Cellars, Inc., Full Glass - Splash, LLC as the same may be amended, amended and restated or otherwise modified and any credit agreement, loan agreement, loan and security agreement or similar financing agreement resulting from the refinancing of the Bank Facility.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25.0% or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis), or (b) at any time the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Effective Date” shall mean October 23, 2024.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” shall mean the occurrence and/or continuance of any one of the following:

B-1

(a)           Payment Default. Borrower fails to make any payment of principal or interest on the Loan, within ten (10) Business Days after such Obligations are due and payable (which ten (10) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment hereunder is not an Event of Default;

(b)           Covenant Default.

a.	Borrower fails or neglects to perform any obligation in Section VI; or

b.       Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Note or any of Note Document, and as to any default (other than those specified in this definition of “Event of Default”) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no advances shall be made during such cure period);

(c)            Enforceability. The Note is no longer legally enforceable.

(d)           Attachment; Levy; Restraint on Business.

a.       (i) the service of process seeking to attach, by trustee or similar process, any funds of Borrower in excess of $25,000, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no advances shall be made during any ten (10) day cure period; or

b.       (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

(e)            Insolvency. (i) Borrower begins an Insolvency Proceeding; or (ii) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 45 days;

(f)            Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount individually or in the aggregate in excess of $25,000; or (ii) a material breach or default under the WINC DTC APA by Borrower,

(g)           Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $25,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no advances will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

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(h)           Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement in this Note or any Note Document that is incorrect in any material respect when made;

(i)            [Reserved]; or

(j)             Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Effect, or (ii) materially adversely affects the legal qualifications of Borrower to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower to hold any Governmental Approval in any other jurisdiction.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, operating agreement, partnership agreement or other organizational documents of such Person.

“Governmental Approvals” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code, as amended from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“IP Security Agreement” means that certain Trademark Security Agreement dated as of the Original Effective Date, by Borrower in favor of Lender.

“Major Event of Default” means (i) an Event of Default described in paragraph (a) of the definition of Event of Default occurs and the total amount past due under that paragraph at the time exceeds $300,000 plus interest, (ii) an Event of Default described in paragraph (b) of such definition occurs as a result of Borrower violating Section VI(c), (iii) an Event of Default described in paragraph (e), (i), or (j) of such definition occurs, or (iv) the Loan is not paid in full by April 30, 2025.

“Material Adverse Effect” means a material adverse effect on any of (a) the assets, liabilities, or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Note or any other Note Document, (c) the legality, validity or enforceability of this Note or any other Note Document, or (d) the rights and remedies of the Lender under this Note or any other Note Document.

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“Maturity Date” means the earlier to occur of (a) April 30, 2025, and (b) the date on which the Obligations are accelerated and become due and owing pursuant to the terms of Section VIII of this Note.

“Note Document” means this Note and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Loan or any other Obligation.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Lender as such arising under or in connection with this Note or any other Note Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Note Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, premiums, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Note Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person as permitted under this Note.

“Original Effective Date” shall mean June 30, 2023

“Permitted Investments” means “Permitted Investments” as defined in Bank Facility Loan Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Borrower.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor).

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Tax Distributions” has the meaning set forth in the Amended and Restated Operating Agreement of Borrower as executed by Lender as of or in connection with the Effective Date.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“WINC DTC Acquisition” means the acquisition by Borrower, as buyer, of the Transferred Assets (as defined in the WINC DTC APA) of Lender, as a seller, in accordance with the terms and conditions set forth in the WINC DTC APA.

“WINC DTC APA” means that certain Asset Purchase Agreement, dated as of June 11, 2023, by and among, Borrower, as buyer, Lender, as a seller, and certain other parties thereto in connection with the WINC DTC Acquisition, as amended including by the Restatement Agreement.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Note and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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